FORM OF

AMENDED AND RESTATED ADVISORY AGREEMENT

between

HARTMAN VREIT XXI, INC. and

HARTMAN XXI ADVISORS, LLC

December 21, 2016

TABLE OF CONTENTS

Table of Contents

ARTICLE 1.

4

DEFINITIONS

4

ARTICLE 2.

8

APPOINTMENT

8

ARTICLE 3.

8

DUTIES OF THE ADVISOR

8

3.01 Organizational and Offering Services.

9

3.02 Acquisition Services.

9

3.03 Asset Management Services.

10

3.04 Stockholder Services.

12

ARTICLE 4.

12

AUTHORITY OF ADVISOR

12

4.01 General.

12

4.02 Powers of the Advisor

12

4.03 Approval by the Board

12

4.04 Modification or Revocation of Authority of Advisor

12

ARTICLE 5.

12

BANK ACCOUNTS

12

ARTICLE 6.

12

RECORDS AND FINANCIAL STATEMENTS

13

ARTICLE 7.

13

LIMITATION ON ACTIVITIES; LIMITATION ON LIABILITY

13

7.01 Limitations on Activities.

13

ARTICLE 8.

13

FEES

13

8.01 Acquisition and Advisory Fees.

13

8.02 Asset Management Fees.

14

8.03 Disposition Fees.

14

8.04 Debt Financing Fees.

14

ARTICLE 9.

14

EXPENSES

14

9.01 General.

14

9.02 Timing of and Additional Limitations on Reimbursements.

16

ARTICLE 10.

16

VOTING AGREEMENT

16

ARTICLE 11.

16

RELATIONSHIP OF ADVISOR AND COMPANY; OTHER ACTIVITIES OF THE ADVISOR

16

11.01 Relationship.

16

11.02 Commitment of Time and Resources

17

11.03 Investment Opportunities and Allocation

17

11.05 Relationship with Directors and Officers

17

ARTICLE 12.

17

THE HARTMAN NAME

17

ARTICLE 13.

17

TERM AND TERMINATION OF THE AGREEMENT

17

13.01 Term; Renewal

17

13.02 Continuation of Certain Provisions.

18

13.03 Payments on Termination.

18

13.04 Duties of Advisor Upon Termination.

18

ARTICLE 14.

18

ASSIGNMENT

18

ARTICLE 15.

18

INDEMNIFICATION AND LIMITATION OF LIABILITY

18

15.01 Indemnification.

18

15.02 Limitation on Indemnification.

19

ARTICLE 16.

19

MISCELLANEOUS

19

16.01 Notices

19

16.02 Modification.

20

16.03 Severability.

20

16.04 Construction; Venue

20

16.05 Entire Agreement

20

16.06 Waiver

20

16.07 Gender; Number.

20

16.08 Titles Not to Affect Interpretation.

20

16.09 Counterparts

20

ADVISORY AGREEMENT

This Amended and Restated Advisory Agreement (the “Agreement”), dated as of December 21, 2016 and effective as of the Effective Date, as hereinafter defined, is between Hartman vREIT XXI, Inc., a Maryland corporation (the “Company”), and Hartman XXI Advisors, LLC, a Texas limited liability company (the “Advisor”). This Agreement amends and restates in its entirety the Advisory Agreement, dated May 9, 2016, by and between the Company and the Advisor.

W I T N E S S E T H

WHEREAS, the Company desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the board of directors of the Company (the “Board”), all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

The following capitalized and defined terms used in this Agreement shall have the meanings specified below:

“Acquisition Expenses” means any and all customary third-party expenses incurred by the Company, the Advisor or any Affiliate,  in connection with either the selection, acquisition or development of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, finder’s fees, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums.

“Acquisition and Advisory Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Management Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Management Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

 “Advisor” means (i) Hartman XXI Advisors, LLC, a Texas limited liability company, or (ii) any successor advisor to the Company.

“Affiliate” or “Affiliated” means, with respect to any first Person, any of the following: (i) any other Person directly or indirectly controlling, controlled by, or under common control with such first Person; (ii) any other Person directly or indirectly owning, controlling, or holding with the power to vote 10% or more of the outstanding voting securities of such first Person; (iii) any legal entity for which such first Person acts as an executive officer, director, trustee, or general partner; (iv) any other Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such first Person; and (v) any executive officer, director, trustee, or general partner of such first Person. With respect to any entity, an entity shall not be deemed to control or be under common control with a program sponsored by the same Person or an Affiliated Person unless (i) the entity owns 10% or more of the voting equity interests of such program or (ii) a majority of the board of directors (or equivalent governing body) of such program is composed of the same individuals.

“Appraised Value” means the value of the Properties and Permitted Investments as determined in connection with the Company’s most recently published NAV. For the avoidance of doubt, Appraised Value shall not include a deduction for any indebtedness.

“Asset Management Fee” has the meaning set forth in Section 8.02.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and other Permitted Investments secured by real estate, before reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such book values at the end of each month during such period.

 “Board” means the board of directors of the Company, as of any particular time.

“Bylaws” means the bylaws of the Company, as amended from time to time.

“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occur: (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

“Charter” means the articles of incorporation of the Company, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Company” means Hartman vREIT XXI, Inc., a corporation organized under the laws of the State of Maryland.

“Competitive Brokerage Commission” means a real estate or brokerage commission for the purchase or sale of a Property, Loan or Permitted Investment that is reasonable, customary, and competitive in light of the size, type, and location of the Property, Loan or Permitted Investment.

“Construction Management Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

“Contract Sales Price” means the total consideration received by the Company or one of its Subsidiaries for the Sale of a Property, Loan or other Permitted Investment.

“Cost of Investments” means the sum of (i) with respect to the acquisition or origination of a Property or other Permitted Investment to be owned by the Company or a Subsidiary, the amount actually paid or allocated to fund the acquisition, origination, development, construction or improvement of the Property or other Permitted Investment, inclusive of Acquisition Expenses associated with the acquisition or origination of such Property or other Permitted Investment and the amount of any debt associated with, or used to fund the investment in, such Property or other Permitted Investment and (ii) with respect to the acquisition or origination of a Property or other Permitted Investment through any Joint Venture or any partnership in which the Company or the Partnership is, directly or indirectly, a co-venturer or partner and which is not deemed a Subsidiary, the portion that is attributable to the Company’s direct or indirect investment in such Joint Venture or partnership of the amount actually paid or allocated to fund the acquisition, origination, development, construction or improvement of the Property or other Permitted Investment, inclusive of expenses associated with the acquisition or origination of such Property or other Permitted Investment and the amount of any debt associated with, or used to fund the investment in, such Property or other Permitted Investment.

“Dealer Manager” means (i) D.H. Hill Securities LLLP or (ii) any successor dealer manager utilized by the Company.

“Dealer Manager Fee” means the dealer manager fee paid with respect to the sale of Shares to the Dealer Manager for serving as the dealer manager of an Offering.

“Debt Financing Fee” has the meaning set forth in Section 8.04.

“Development Fee” means a fee for development services provided for the development and construction of infrastructure and improvements on undeveloped Property acquired or owned by the Company or a Subsidiary.

 “Director” means a member of the Board.

“Distributions” means any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Distribution and Shareholder Servicing Fees” means a fee on a certain class or classes of Shares of the Company as set out in any prospectus in which the Shares are sold.

“Effective Date” means the commencement date of the Initial Public Offering.

“Excess Amount” has the meaning set forth in Section 9.02(iii).

“Expense Year” has the meaning set forth in Section 9.02(iii).

“GAAP” means generally accepted accounting principles in the United States.

 “Good Reason” means: (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Organization and Offering Expenses.

“Hartman” means Allen R. Hartman, Chief Executive Officer of the Advisor and Affiliates.

“Independent Appraiser” has the meaning set forth in the Charter.

“Independent Director” has the meaning set forth in the Charter.

 “Initial Public Offering” means the public offering of Shares registered pursuant to the Registration Statement.

 “Joint Venture” means any joint venture, limited liability company or other arrangement between the Company and a third party or an Affiliate of the Company that owns, in whole or in part, on behalf of the Company any Properties or other Permitted Investments.

“NASAA Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.

“NAV” means the net asset value of the Company, as determined from time to time, pursuant to valuation guidelines and procedures approved by the Board.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Total Operating Expenses shall exclude the gain included in the Company’s consolidated accounts arising from the Sale of assets.

“Offering” means any offering of the Company’s Shares that is registered with the SEC, excluding Shares offered under any employee benefit plan.

 “Organization and Offering Expenses” means any and all costs and expenses (other than sales commissions and the dealer manager fee) incurred by the Company in connection with the formation of the Company and this Offering, including legal, accounting and printing expenses associated with the qualification and registration of the sale of the Shares under federal and state laws, expenses associated with stockholder relations, escrow agent, trustee, registrars, depositories, and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by the Company and detailed and itemized due diligence reimbursements, charges of our Advisor for processing subscription agreements, amounts to reimburse our Advisor and its affiliates for the salaries of their employees, costs incurred in connection with the preparation of supplemental sales materials, costs of conducting bona fide training and educational meetings held by us, including the travel, meal and lodging costs of officers and employees of the issuer and our Advisor to attend retail seminars conducted by broker-dealers.

“Partnership” means Hartman vREIT XXI Operating Partnership, L.P., a Texas limited partnership formed to own and operate Properties and other Permitted Investments on behalf of the Company.

“Permitted Investments” means all investments (other than Properties) in which the Company may acquire an interest, either directly or indirectly, including through ownership interests in a Joint Venture or partnership, pursuant to its Charter, Bylaws and the investment objectives and policies adopted by the Board from time to time, other than short-term investments acquired for purposes of cash management.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Property” means any real property or properties acquired by the Company or the Partnership, either directly or indirectly, including through ownership interests in a Joint Venture or Partnership.

“Property Manager” means an entity that has been retained to perform and carry out at one or more of the Properties’ property management services, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.

“Registration Statement” means the registration statement filed by the Company with the SEC on Form S-11 (File No. 333-207711), as amended from time to time.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.

“Sale” means (i) any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property, Loan or other Permitted Investment or portion thereof, including the transfer of any Property that is the subject of a ground lease, including any event with respect to any Property, Loan or other Permitted Investment that gives rise to a significant amount of insurance proceeds or condemnation awards, and including the issuance by one of the Company’s subsidiaries of any asset-backed securities or collateralized debt obligations as part of a securitization transaction; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture or any partnership in which it is a co-venturer or partner; or (C) any Joint Venture or any partnership in which the Company or the Partnership is a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property, Loan or other Permitted Investment or portion thereof, including any event with respect to any Property, Loan or other Permitted Investment that gives rise to insurance claims or condemnation awards, and including the issuance by such Joint Venture or any partnership or one of its subsidiaries of any asset-backed securities or collateralized debt obligations as part of a securitization transaction, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties or other Permitted Investments within 180 days thereafter.

“SEC” means the United States Securities and Exchange Commission.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including commissions payable to the Dealer Manager.

“Shares” means any class or series of shares of common stock of the Company, par value $0.01 per share.

“Sponsor” means Hartman Income REIT Management, Inc., a Texas corporation.

“Stockholders” means the registered holders of the Shares.

“Subsidiary” means, with respect to any Person (the “parent”), at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership or limited liability company, more than 50% of the general partnership interests or managing member interests are, as of such date, owned, controlled or held, directly or indirectly, by one or more of the parent and its Subsidiaries.

“Termination Date” means the date of termination of the Agreement determined in accordance with Article 13 hereof.

“Total Operating Expenses” has the meaning set forth in the Charter. The definition of “Total Operating Expenses” is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA Guidelines. As a result, and notwithstanding the definition in the Charter, any expense of the Company which is not part of Total Operating Expenses under the NASAA Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

“2%/25% Guidelines” has the meaning set forth in Section 9.02(iii).

ARTICLE 2.

APPOINTMENT

The Company hereby appoints the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

ARTICLE 3.

DUTIES OF THE ADVISOR

The Advisor, as a result of its relationship with the Company pursuant to this Agreement, has a fiduciary responsibility and duty to the Company and the Stockholders. The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its assets. The Advisor undertakes to use its reasonable efforts to present to the Company investment opportunities, to make investment decisions on behalf of the Company subject to the limitations in the Charter, the direction and oversight of the Board and Section 4.03 hereof, and to provide the Company with a continuing and suitable investment program consistent with the investment policies and objectives of the Company as determined and adopted from time to time by the Board. Subject to the limitations set forth in this Agreement, including Article 4 hereof, and the continuing and exclusive authority of the Board over the management of the Company, the Advisor shall, either directly or by engaging an Affiliate or third party, perform the following duties:

3.01 Organizational and Offering Services. The Advisor shall generally perform all services related to the organization of the Company or any Offering of the Company’s securities, other than services that (a) are to be performed by the Dealer Manager, (b) the Company elects to perform directly or (c) would require the Advisor to register as a broker-dealer with the SEC or any state. The Advisor shall specifically manage and supervise:

 (i)

development of the Offering, including the determination of the specific terms of the securities to be offered by the Company, preparation of all Offering and related documents, and obtaining all required regulatory approvals of such documents;

(ii)

along with the Dealer Manager, if any, approval of the participating broker dealers and negotiation of the related selling agreements;

(iii)

coordination of the due diligence process relating to participating broker dealers and their review of any Prospectus and other Offering and Company documents;

(iv)

preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the Offering of the Company’s securities;

(v)

along with the Managing Dealer, negotiation and coordination with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(vi)

creation and implementation of various technology and electronic communications related to the Offering of the Company’s securities; and

(vii)

all other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

3.02 Acquisition Services. The Advisor shall:

(i) serve as the Company’s investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;

(ii) subject to Section 4 hereof and the investment objectives and policies of the Company approved by the Board: (a) locate, analyze and select potential investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Properties, and other Permitted Investments will be made; (c) acquire, originate and dispose of Properties and other Permitted Investments on behalf of the Company and its Subsidiaries; (d) arrange for financing and refinancing and make other changes in the asset or capital structure of investments in Properties and other Permitted Investments of the Company and its Subsidiaries; and (e) enter into leases, service contracts and other agreements for Properties and other Permitted Investments of the Company and its Subsidiaries;

(iii) perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(iv) with respect to prospective investments presented to the Board, prepare reports regarding such prospective investments that include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;

(v) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company and its Subsidiaries;

(vi) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the Company’s and its Subsidiaries’ investments; and

(vii) negotiate and execute approved investments loans, debt financing and other transactions.

3.03 Asset Management Services.

(i) With Respect to Real Estate and Related Services, the Advisor shall:

(a) investigate, select and, on behalf of the Company, engage and conduct business with (including enter contracts with) such Persons as the Advisor deems necessary to the proper performance of its obligations as set forth in this Agreement, including consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, Property Managers and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(b) negotiate and service the Company’s and its Subsidiaries’ debt facilities and other financings;

(c) monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company and its Subsidiaries;

(d) monitor and evaluate the performance of each asset of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ overall portfolio of assets, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s and its Subsidiaries’ investments;

(e) formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of Properties, and other Permitted Investments on an overall portfolio basis;

(f) consult with the Company’s officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary with respect to investment and borrowing opportunities presented to the Board, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and its Subsidiaries;

(g) coordinate with the Property Manager on its duties under any Property Management Agreement and assist in obtaining all necessary approvals of major property transactions as governed by the applicable Property Management Agreement;

(h) conduct periodic on-site property visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of the Property Managers;

(i) review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by each Property Manager and aggregate these property budgets into the Company’s overall budget;

(j) coordinate and manage relationships between the Company and its Subsidiaries, and any Joint Venture partners; and

 (k) consult with the Company’s officers and the Board and provide assistance with the evaluation and approval of potential asset disposition, sale and refinancing opportunities that are presented to the Board.

(ii) With respect to Accounting and Other Administrative Services, the Advisor shall:

(a) provide the day-to-day management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company and its Subsidiaries;

(b) from time to time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company and its Subsidiaries under this Agreement;

 (c) coordinate with the Company’s independent accountants and auditors to prepare and deliver to the Company’s audit committee an annual report covering the Advisor’s compliance with certain material aspects of this Advisory Agreement;

(c) make reports to the Independent Directors each quarter of the allocation of investment opportunities of the type suitable for the Company among the Company and the other programs sponsored by the Advisor or any of its Affiliates, in order to enable the Independent Directors to monitor the Advisor’s compliance with the investment allocation policy in effect from time to time as approved by the Board;

(d) provide or arrange for any administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s and its Subsidiaries’ businesses and operations;

(e) provide financial and operational planning services;

(f) calculate NAV and NAV per share for each class of Shares as requested by the Board or the Valuation Committee of the Board, and in connection therewith, supervise any independent valuation experts engaged by the Company with the approval of the Board or the Valuation Committee of the Board;

(g) maintain accounting and other record-keeping functions at the Company and investment levels, including information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports, tax returns and any other information required to be filed with the SEC, the Internal Revenue Service and any other regulatory agency;

(h) maintain and preserve all appropriate books and records of the Company and its Subsidiaries;

(i) provide tax and compliance services and coordinate with appropriate third parties, including the Company’s independent auditors and other consultants, on related tax matters;

(j) provide the Company and its Subsidiaries with all necessary cash management services;

(k) manage and coordinate with the transfer agent the periodic Distribution process and payments to Stockholders;

(l) consult with the Company’s officers and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(m) consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(n) perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company and its Subsidiaries to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002, and provide the Company’s officers and the Board with timely updates regarding the Company’s compliance with applicable law;

(o) recommend liquidity event strategies to the Board when appropriate and implement any such strategies approved by the Board;

(p) notify the Board of all proposed material transactions before they are completed and get approval where necessary; and

(q) do all things necessary to assure its ability to render the services described in this Agreement.

3.04 Stockholder Services. The Advisor shall:

(i) Manage services for and communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications;

(ii) Oversee the performance of the transfer agent and registrar;

(iii) Establish technology infrastructure to assist in providing Stockholder support and service; and

(iv) Consistent with Section 3.01, the Advisor shall perform the various subscription processing services reasonably necessary for the admission of new Stockholders.

3.05 Other Services. Except as provided in Article 7, the Advisor shall perform any other services reasonably requested by the Company (acting through the Independent Directors).

ARTICLE 4.

AUTHORITY OF ADVISOR

4.01 General. All rights and powers to manage the day-to-day business and affairs of the Company and its Subsidiaries shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage the day-to-day business and affairs of the Company and its Subsidiaries to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Charter.

4.02 Powers of the Advisor. Subject to the express limitations set forth in this Agreement and the continuing and exclusive authority of the Board over the management of the Company, including as set forth in any investment guidelines approved by the Board, the power to direct the management, operation and policies of the Company, including making, financing and disposing of investments, shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.

4.03 Approval by the Board. Notwithstanding the foregoing, the Advisor may not take any action on behalf of the Company (or its Subsidiaries) without the prior approval of the Board or duly authorized committees thereof if the Charter or Maryland General Corporation Law require the prior approval of the Board (or if the governing documents or governing law applicable to any Subsidiary require the prior approval of the governing body of such Subsidiary). If the Board or a committee of the Board must approve a proposed investment, financing or disposition or chooses to do so, the Advisor will deliver to the Board or committee, as applicable, all documents required by it to evaluate such investment, financing or disposition.

4.04 Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in Article 3 and this Article 4 hereof; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or its Subsidiaries prior to the date of receipt by the Advisor of such notification.

ARTICLE 5.

BANK ACCOUNTS

The Advisor may establish and maintain one or more bank accounts in the name of the Company (and its Subsidiaries) and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and its Subsidiaries, under such terms and conditions as the Board (or the governing body of such Subsidiary) may approve, provided that no funds shall be commingled with the funds of the Advisor. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and the independent auditors of the Company.

ARTICLE 6.

RECORDS AND FINANCIAL STATEMENTS

The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s and its Subsidiaries’ operations in accordance with United States Generally Accepted Accounting Principles (GAAP), which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and its Subsidiaries and shall be available for inspection by the Board and by counsel, independent auditors and other authorized agents of the Company, at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s and its Subsidiaries’ assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP. The Advisor shall consult and communicate with the Company’s officers and independent auditors and shall provide such officers and independent auditors with the reports and other information that the Company so requests.

ARTICLE 7.

LIMITATION ON ACTIVITIES; LIMITATION ON LIABILITY

7.01 Limitations on Activities. Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action that, in its sole judgment made in good faith, would (i) adversely affect the ability of the Company to qualify or continue to qualify as a REIT under the Code, (ii) subject the Company to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its other securities, (iv) require the Advisor to register as a broker-dealer with the SEC or any state, (v) violate the Charter or Bylaws, or (vi) violate the governing documents of any Subsidiary of the Company. In the event an action that would violate (i) through (vi) of the preceding sentence but such action has been ordered by the Board, the Advisor shall notify the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

7.02 Limitation on Liability. Advisor shall have no liability to Company for any loss suffered by Company which arises out of any action or inaction of Advisor if Advisor, in good faith, determined that such course of conduct was in the best interest of Company and such course of conduct did not constitute negligence or misconduct of Advisor.  In no event shall the Company make any claim against the Advisor, or its Affiliates, on account of any good faith interpretation by the Advisor of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operation of the operations of the Company hereunder by the Advisor or the performance of any advisory or technical services provided by or arranged by the Advisor. The provisions of this Section 7.02 shall not be deemed to release the Advisor from liability for its negligence or misconduct.

ARTICLE 8.

FEES

8.01 Acquisition and Advisory Fees. As compensation for the investigation, selection, sourcing and acquisition or origination (by purchase, investment or exchange) of Properties and other Permitted Investments, the Company shall pay an Acquisition Fee to the Advisor for each such investment (whether an acquisition or origination). With respect to the acquisition or origination of a Property or other Permitted Investment to be owned by the Company or a Subsidiary, the Acquisition Fee payable to the Advisor shall equal 2.5% of the sum of the amount actually paid or allocated to fund the acquisition, origination, construction or improvement of the Property or other Permitted Investment, inclusive of the Acquisition Expenses associated with such Property or other Permitted Investment and the amount of any debt associated with, or used to fund the investment in, such Property or other Permitted Investment. With respect to the acquisition or origination of a Property or other Permitted Investment through any Joint Venture or any partnership in which the Company or the Partnership is, directly or indirectly, a partner and which is not deemed a Subsidiary, the Acquisition Fee payable to the Advisor shall equal 2.5% of the portion that is attributable to the Company’s direct or indirect investment in such Joint Venture or partnership of the amount actually paid or allocated to fund the acquisition, origination, construction or improvement of the Property or other Permitted Investment, inclusive of the Acquisition Expenses associated with such Property or other Permitted Investment, and the amount of any debt associated with, or used to fund the investment in, such Property or other Permitted Investment. Notwithstanding anything herein to the contrary, the payment of Acquisition and Advisory Fees by the Company shall be subject to the limitations on Acquisition and Advisory Fees contained in (and defined in) the Charter. The Advisor shall submit an invoice to the Company following the closing or closings of each acquisition or origination, accompanied by a computation of the Acquisition Fee. Generally, the Acquisition Fee payable to the Advisor shall be paid at the closing of the transaction upon receipt of the invoice by the Company. However, the Acquisition Fee may or may not be taken, in whole or in part, as to any year in the sole discretion of the Advisor. All or any portion of the Acquisition and Advisory Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

8.02 Asset Management Fees. The Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 0.75% of the higher of (i) the cost or (ii) the value of each Property we acquire. For purposes of this Section, the cost of a Property will equal the amount actually paid or budgeted (excluding Acquisition and Advisory Fees and expenses) in respect of the purchase, construction or improvement of the Property, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition), the value of a Property will be the value established by the most recent independent valuation report with respect to such property, if any, without deduction for depreciation, bad debts, or other non-cash reserves.  The Asset Management Fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all of the asset.  The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. The Asset Management Fee may or may not be taken, in whole or in part, as to any year in the sole discretion of the Advisor. All or any portion of the Asset Management Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

8.03 Disposition Fees. If the Advisor or any of its Affiliates provide a substantial amount of services (as determined by the Independent Directors) in connection with a Sale, the Advisor or such Affiliate shall receive a fee at the closing (the “Disposition Fee”) equal to the lesser of (i) (A) one-half of the aggregate brokerage commissions paid, (including the Disposition Fee) or (B) if no brokerage commission is paid to any third party, the amount customarily paid or (ii) 3.0% of the Contract Sales Price whichever is less. The payment of any Disposition Fees by the Company shall be subject to the limitations contained in the Charter. The Advisor shall submit an invoice to the Company following the closing or closings of each disposition, accompanied by a computation of the Disposition Fee. The Disposition Fee may or may not be taken, in whole or in part, as to any year in the sole discretion of the Advisor. All or any portion of the Disposition Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

8.04 Debt Financing Fees. In the event of any debt financing obtained or assumed by or for the Company or its Subsidiaries (and any Joint Ventures that are not Subsidiaries but for which the Advisor provides substantial services in connection with obtaining such debt financing), the Company will pay to the Advisor a debt financing fee equal to 1.0% of the amount available under the financing (the “Debt Financing Fee”). The payment of any Debt Financing Fees by the Company shall be subject to the limitations contained in the Charter. The Debt Financing Fee includes the reimbursement of the specified cost incurred by the Advisor of engaging third parties to source debt financing, and nothing herein shall prevent the Advisor from entering fee-splitting arrangements with third parties with respect to the Debt Financing Fee. All or any portion of the Debt Financing Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine. In no event will the Debt Financing Fee be paid more than once in respect of the same debt

ARTICLE 9.

EXPENSES

9.01 General. In addition to the compensation paid to the Advisor pursuant to Article 8 hereof and subject to the limitations set forth in the Charter, the Company shall pay directly or reimburse the Advisor, as applicable, for all of the expenses paid or incurred by the Advisor in connection with the services provided to the Company pursuant to this Agreement, including:

(i) All Organization and Offering Expenses; provided, however, that:

(a)  the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount paid by the Company for Selling Commissions, Distribution and Shareholder Servicing Fees,  Dealer Manager Fees and Organization and Offering Expenses to exceed 15.0% of the Gross Proceeds raised as of the termination of the Offering; and

     (b)  the Company shall not reimburse the Advisor for any Organization and Offering Expenses that the Independent Directors determine are not fair and commercially reasonable to the Company.

(ii) Acquisition Expenses incurred in connection with the selection and acquisition of Properties and other Permitted Investments and Joint Venture opportunities, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company or any of its Subsidiaries;

(iii) The actual out-of-pocket cost of goods and services used by the Company and its Subsidiaries and obtained from entities not Affiliated with the Advisor, including travel, meals and lodging expenses incurred by the Advisor in performing duties associated with the acquisition or origination of Properties or other Permitted Investments;

(iv) Interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) Taxes and assessments on income or Properties, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its Subsidiaries and their business, assets or income;

(vi) Out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and Directors or by its Subsidiaries;

(viii) All out-of-pocket expenses in connection with payments to the Board and meetings of the Board and Stockholders;

(ix) Personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Article 3 hereof, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives Acquisition and Advisory Fees, Debt Financing Fees or Disposition Fees;

 (x) Out-of-pocket expenses of providing services for and maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xi) Audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and its Subsidiaries and all such fees incurred at the request, or on behalf of, the Board, the Independent Directors or any committee of the Board;

(xii) Out-of-pocket costs for the Company and its Subsidiaries to comply with all applicable laws, regulations and ordinances;

(xii) Expenses connected with payments of Distributions made or caused to be made by the Company to the Stockholders;

(xiii) Expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Charter or the Bylaws; and

(xiv) All other out-of-pocket costs incurred by the Advisor in performing its duties hereunder.

(xv) Should (i) the Company request that the Advisor or any manager, officer or employee thereof render services for the Company other than as set forth in this Agreement or (ii) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed such that the costs and expenses borne by the Advisor for which the Advisor is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under Article 9 of this Agreement would increase significantly, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

9.02 Timing of and Additional Limitations on Reimbursements.

(i) Expenses incurred by the Advisor on behalf of the Company and reimbursable pursuant to this Article 9 shall be reimbursed to the Advisor within ten (10) days of submission of an invoice and supporting documentation by Advisor. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter and shall deliver such statement to the Company within forty-five (45) days after the end of each quarter.

(ii) Notwithstanding anything else in this Article 9 to the contrary, the expenses enumerated in this Article 9 shall not become reimbursable to the Advisor unless and until the Company has raised $1 million in the Initial Public Offering and funds held in escrow pursuant to the Escrow Agreement with UMB Bank, N.A. have been released to the Company.

(iii) Commencing four fiscal quarters after the Company’s acquisition of a Property, Joint Venture or Loan, the following limitation on Total Operating Expenses shall apply: the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Independent Directors determine such excess was justified, then, within sixty (60) days after the end of any fiscal quarter of the Company for which total reimbursed Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the SEC within sixty (60) days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

ARTICLE 10.

VOTING AGREEMENT

The Advisor agrees that, with respect to any Shares now or hereinafter owned by it or its Affiliates, the Advisor or its Affiliate, as the case may be, will not vote or consent on matters submitted to the Stockholders regarding (i) the removal of the Advisor or any Affiliate of the Advisor or (ii) any transaction between the Company or its Subsidiaries and the Advisor or any of its Affiliates. This voting restriction shall survive until such time as neither the Advisor nor any Affiliate of the Advisor is serving as the Company’s external advisor. For the avoidance of doubt, the Independent Directors are not deemed to be an Affiliate of the Advisor for the purposes of this Article.

ARTICLE 11.

RELATIONSHIP OF ADVISOR AND COMPANY; OTHER ACTIVITIES OF THE ADVISOR

11.01 Relationship. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Advisor from engaging in other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. Nor shall this Agreement limit or restrict the right of any manager, director, officer, employee or equityholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge that creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.

11.02 Commitment of Time and Resources. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time and resources as shall be reasonably necessary to discharge the Advisor’s obligations to the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.

11.03 Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company that is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character that, if presented to the Company, could be taken by the Company. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest – Certain Conflict Resolution Measures – Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities” in the Registration Statement shall govern the allocation of the opportunity among the Company and Affiliates of the Advisor.

11.05 Relationship with Directors and Officers. Managers, Directors, officers and employees of the Advisor or any direct or indirect Affiliate of the Advisor may serve as a Director and as officers of the Company, except that no manager, director, officer or employee of the Advisor or any of its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company or Operating Partnership for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.

ARTICLE 12.

THE HARTMAN NAME

The Advisor, Hartman and their Affiliates have a proprietary interest in the name “Hartman”. The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “Hartman” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain Hartman or an Affiliate thereof to perform the services of the Advisor, the Company (including the Operating Partnership, if formed) will, promptly after receipt of written request from Hartman, cease to conduct business under or use the name “Hartman” or any derivative thereof and the Company and the Operating Partnership shall change the name of the Company and the Operating Partnership to a name that does not contain the name “Hartman” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. At such time, the Company will also make any changes to any trademarks, service marks or other marks necessary to remove any references to the word “Hartman”. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Hartman” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or the Operating Partnership, if formed.

ARTICLE 13.

TERM AND TERMINATION OF THE AGREEMENT

13.01 Term; Renewal. This Agreement has a one-year term from the Effective Date and shall continue in full force until the first anniversary of the Effective Date. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s duty to evaluate the performance of the Advisor annually before reentering into or renewing this Agreement, and each such renewal shall be for a term of no more than one year. Any such renewal must be approved by the Independent Directors. If this Agreement is not renewed by either party, the notice provisions of Section 13.02 shall apply to such determination to not renew.

13.02 Termination by Either Party. This Agreement may be terminated upon sixty (60) days’ written notice without cause or penalty by either party.

13.03 Termination by the Company. This Agreement may be terminated immediately by the Company upon (i) any fraudulent conduct, criminal conduct, willful misconduct or the negligent breach of fiduciary duty of or by the Advisor, (ii) a material breach of this Agreement by the Advisor not cured within thirty (30) days after the Advisor receives written notice of such breach, or (iii) an event of the bankruptcy of the Advisor or commencement of any bankruptcy or similar insolvency proceedings of the Advisor.  If the Company elects to terminate the Agreement under Sections 14.02 or 14.03, the Company first shall have obtained the approval of a majority of its Independent Directors.

13.04 Termination by the Advisor. This Agreement may be terminated immediately by the Advisor in the event of (i) the bankruptcy of the Company or commencement of any bankruptcy or similar insolvency proceedings of the Company, or (ii) any material breach of this Agreement by the Company not cured by the Company within ten (10) days after written notice thereof.

13.02 Continuation of Certain Provisions. The provisions of Articles 1, 10, 12, 13, 15 and 16 shall survive termination of this Agreement.

13.03 Payments on Termination. After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement. Payments to the Advisor pursuant to this Section 13.03 shall be subject to the 2%/25% Guidelines to the extent applicable.

13.04 Duties of Advisor Upon Termination. The Advisor shall promptly upon termination:

(i) pay over to the Company all money collected pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets and documents of the Company then in the custody of the Advisor; and

(iv) cooperate with the Company to provide an orderly transition of advisory functions.

ARTICLE 14.

ASSIGNMENT

This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Independent Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization that is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

ARTICLE 15.

INDEMNIFICATION AND LIMITATION OF LIABILITY

15.01 Indemnification.

(i) Except as prohibited by the restrictions provided in this Article 15, the Company shall indemnify, defend and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Charter and the NASAA Guidelines under the Charter. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

(ii) The Advisor shall indemnify, defend and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including reasonable attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

15.02 Limitation on Indemnification.

(i) Notwithstanding Section 15.01, the Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (a) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (b) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (c) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (d) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders.

(ii) Notwithstanding Section 15.01, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(iii) The Charter provides that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for reasonable legal expenses and other costs incurred as a result of any legal proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (a) the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (b) the legal proceeding is initiated by a third party who is not a Stockholder or the legal proceeding is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (c) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, if such Advisor or its Affiliates, including their respective officers, directors, partners and employees, is found not to be entitled to indemnification.

ARTICLE 16.

MISCELLANEOUS

16.01 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws or is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Company or the Board:

Hartman vREIT XXI, Inc.

2909 Hillcroft, Suite 420

Houston TX 77057

Attn: Chief Executive Officer

To the Advisor:

Hartman XXI Advisors, LLC

2909 Hillcroft, Suite 420

Houston TX 77057

Attn: President

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 16.01.

16.02 Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

16.03 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

16.04 Construction; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Houston, Texas.

16.05 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each party hereto.

16.06 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

16.07 Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.

16.08 Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

16.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Advisory Agreement as of the date and year first above written.

[Signature page to follow]

HARTMAN vREIT XXI, INC.

By: /s/ Allen R. Hartman

Allen R. Hartman, Chief Executive Officer

HARTMAN XXI ADVISORS, LLC

By:_ /s/ Allen R. Hartman

Hartman Advisors, LLC as Manager

Richard J. Vitale, President

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